RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                DCAP GROUP, INC.

                      (Pursuant to Section 242 & 245 of the
                      General Corporation Law of Delaware)

     DCAP GROUP, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: The name of the Corporation is DCAP Group, Inc. The Corporation was originally incorporated pursuant to the General Corporation Law on August 25, 1961 under the name Executive House, Inc.



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     SECOND: The Corporation is hereby integrating into a single document all of the provisions of its Certificate of Incorporation which are heretofore in effect and operative and at the same time is hereby amending its Certificate of Incorporation as follows: (a) it is amending Article THIRD of its Certificate of Incorporation to broaden the corporate purposes of the Corporation to include any lawful act or activity for which corporations may be organized under
Delaware  law,  (b)  it  is  amending  Article  FOURTH  of  its  Certificate  of
Incorporation to increase the number of shares of Common Stock that the Corporation shall be authorized to issue from 25,000,000 to 40,000,000, and (c) it is amending Article FOURTH of its Certificate of Incorporation to provide for the establishment of 1,000,000 shares of Preferred Stock which the Corporation shall have the authority to issue and to vest authority in the Board of Directors to issue Preferred Stock, in one or more series and with such voting
powers,  designations,   preferences,  and  relative  participating,   optional,
conversion   and  other  rights,   and  such   qualifications,   limitations  or
restrictions thereon as determined by the Board of Directors.

     THIRD: The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

     "FIRST. The name of the corporation is DCAP Group, Inc.

     SECOND. Its registered office in the State of Delaware is located at United Corporate Services, Inc., 15 East North Street in the City of Dover, County of Kent, State of Delaware, 19901. The name of its registered agent at that address is United Corporate Services, Inc.

     THIRD. The nature of the business of the corporation, and the objects and purposes to be transacted, promoted and carried on by it, shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.



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     FOURTH.  (a) The aggregate  number of shares of stock which the corporation shall have the authority to issue is forty one million (41,000,000), of which forty million (40,000,000) shares shall be designated as Common Stock, with a par value of $.01, and one million (1,000,000) shares shall be designated as Preferred Stock, with a par value of $.01.

          (b) Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the corporation, on all propositions before such meetings; except that at all elections of directors of the corporation each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and that he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

          (c) No stockholder, as such, shall have any pre-emptive right to subscribe for or purchase any additional shares of stock or securities convertible into or carrying warrants or options to acquire shares of stock of the corporation.

          (d) Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned and such unclaimed dividends in the possession of the corporation, its transfer agents or depositaries, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.




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          (e) The Board of  Directors  hereby is vested  with the  authority  to provide for the issuance of the Preferred Stock, at any time and from time to time, in one or more series, each of such series to have such voting powers, designations, preferences and relative participating, optional, conversion and other rights, and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions duly adopted by the Board of Directors providing for the issuance of such shares or series thereof. The authority which hereby is vested in the Board of Directors shall include, but not be limited to, the authority to provide for the following matters relating to each series of the Preferred Stock:

               (i) The designation of any series.

               (ii) The number of shares initially constituting any such series.

               (iii) The increase, and the decrease to a number not less than the number of the outstanding shares of any such series, of the number of shares constituting such series theretofore fixed.

               (iv) The rate or rates and the times at which dividends on the shares of Preferred Stock or any series thereof shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

               (v) Whether or not the shares of Preferred Stock or series thereof shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.



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               (vi) The  amount  payable  on the  shares of  Preferred  Stock or series thereof in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of shares ranking senior to other shares shall be entitled to be paid, or to have set apart for payment, not less than the liquidation value of such shares before the holders of shares of the Common Stock or the holders of any other series of Preferred Stock ranking junior to such shares.

               (vii) Whether or not the shares of Preferred Stock or series thereof shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other class or series of Preferred Stock and the right to have more than one vote per share.

               (viii) Whether or not a sinking fund shall be provided for the redemption of the shares of Preferred Stock or series thereof, and, if such a sinking fund shall be provided, the terms and conditions thereof.

               (ix) Whether or not a purchase fund shall be provided for the shares of Preferred Stock or series thereof, and, if such a purchase fund shall be provided, the terms and conditions thereof.

               (x) Whether or not the shares of Preferred Stock or series thereof shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.



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               (xi) Any  other  relative  rights,  preferences,  qualifications, limitations and restrictions.

     FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

     SIXTH. The names and places of residence of the incorporators are as follows:

                    Names                     RESIDENCES
                    -----                     ----------

                    S.H. Livesay              Wilmington, Delaware
                    L.A. Kyritsis             Wilmington, Delaware
                    S. S. Galaska             Wilmington, Delaware

     SEVENTH. The corporation is to have perpetual existence.

     EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.



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     To set  apart  out of any of the  funds of the  corporation  available  for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.


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     TENTH.  Whenever a  compromise  or  arrangement  is proposed  between  this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in the number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
corporation  as  consequence  of  such  compromise  or  arrangement,   the  said
compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     ELEVENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision



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contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

     TWELFTH. The corporation may enter into contracts or transact business with one or more of its directors, or with any firm of which one or more of its directors are members or with any trust, firm, corporation or association in which any one or more of its directors is a stockholder, director or officer or otherwise interested, and any such contract or transaction shall not be invalidated in the absence of fraud because such director or directors have or may have interests therein which are or might be adverse to the interest of the corporation, even though the presence and/or vote of the director or directors having such adverse interest shall have been necessary to constitute a quorum and/or to obligate the corporation upon such contract or transaction; and no director having such adverse interest shall be liable to this corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of any such contract or transaction; nor shall any such director or directors be accountable for any gains or profits realized thereon.

     THIRTEENTH. Each director and each officer now or hereafter serving the corporation or, at the request of the corporation, any other corporation in which the corporation has an interest as stockholder or creditor, and his heirs, executors and administrators, shall be indemnified and held harmless by the corporation from and against all costs, expenses and liabilities,



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including  but not limited to counsel fees and amounts of judgments  and amounts paid in settlement, which may be imposed upon or incurred by him in connection with or resulting from any claim made against him or any action, suit or proceeding in which he may be involved, by reason of his being or having been a director or officer of the corporation or any of such other corporation, whether or not he continues to be a director or officer at the time such costs, expenses and liabilities are imposed or incurred; provided, however, that no such director or officer shall be so indemnified (a) with respect to any matter as to which he shall, in any such action, suit or proceeding, be finally adjudged to be liable for misconduct in the performance of his duties as a director or officer, or (b) in the event of a settlement of any such claim, action, suit or
proceeding   unless  (i)  such   settlement   shall,   with   knowledge  of  the
indemnification   provided   for  hereby,   be  approved  by  the  court  having
jurisdiction of such claim, action, suit or proceeding or (ii) such settlement shall have been made upon the written opinion of independent legal counsel, selected by or in a manner determined by the board of directors of the corporation, to the effect that there is no reasonable ground of liability for misconduct on the part of such director or officer and that the entire cost of such settlement will not substantially exceed the estimated cost of defending such claim, action, suit or proceeding to a final conclusion. The foregoing rights of indemnification shall be in addition to any other rights to which such director or officer may otherwise be entitled as a matter of law.

     FOURTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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     FIFTEENTH. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     SIXTEENTH. If action is to be taken by the stockholders of the corporation without a meeting, then the written consent of the holders of all of the shares of capital stock entitled to vote on such action shall be required to take such action, unless the action has been authorized by the Board of Directors of the corporation, in which case the written consent of the holders of not less than a majority of the shares of capital stock entitled to vote on such action shall be required to take such action."

     FOURTH: This Restated Certificate of Incorporation was duly adopted pursuant to the provisions of Section 245 of the Delaware General Corporation Law.



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